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                                                                    EXHIBIT 99.4
                                                                  EXECUTION COPY

                      SERIES A CONVERTIBLE PREFERRED STOCK
                              REPURCHASE AGREEMENT

                                     Between

                    OCCUPATIONAL HEALTH + REHABILITATION INC

                                       and

                 THE SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS
                               NAMED ON SCHEDULE I

                           Dated as of March 24, 2003

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                                TABLE OF CONTENTS

1.   Authorization; Purchase of Series A Preferred............................................................... 1
   1.1    Authorization.......................................................................................... 1
   1.2    Repurchase of Series A Preferred at the Closing........................................................ 1
2.   Closing; Delivery........................................................................................... 1
   2.1    The Closing............................................................................................ 1
   2.2    Delivery............................................................................................... 2
3.   Representations and Warranties of the Company............................................................... 2
   3.1    Organization and Corporate Power; No Violations........................................................ 2
   3.2    Authorization.......................................................................................... 3
   3.3    Capitalization......................................................................................... 4
   3.4    Contracts and Commitments.............................................................................. 5
   3.5    Financial Statements................................................................................... 5
   3.6    Events Subsequent to the Date of the Balance Sheet..................................................... 6
   3.7    Litigation; Compliance with Law........................................................................ 6
   3.8    Loans and Advances..................................................................................... 7
   3.9    Assumptions, Guaranties, Etc. of Indebtedness of Other Persons......................................... 7
   3.10   Significant Customers and Suppliers.................................................................... 7
   3.11   Governmental Approvals................................................................................. 7
   3.12   Certain Agreements of Officers......................................................................... 8
   3.13   No Insolvency.......................................................................................... 8
   3.14   ERISA.................................................................................................. 8
   3.15   Transactions with Affiliates........................................................................... 9
   3.16   Securities Act of 1933................................................................................. 9
   3.17   Registration Rights.................................................................................... 9
   3.18      Insurance........................................................................................... 9
   3.19      Books and Records................................................................................... 9
   3.20   Title to Assets........................................................................................10
   3.21   Burdensome Restrictions................................................................................10
   3.22   Computer Programs......................................................................................10
   3.23   Intellectual Property Rights...........................................................................11
   3.24   Taxes..................................................................................................11
   3.25   Disclosure.............................................................................................11
   3.26   Additional Information.................................................................................12
4.   Covenants...................................................................................................12
5.   Representations and Warranties of the Sellers...............................................................14
6.   Conditions to the Obligations of the Sellers................................................................15
   6.1    Accuracy of Representations and Warranties.............................................................15
   6.2    Performance............................................................................................15
   6.3    Documents; Corporate Approvals.........................................................................15
   6.4    Payment of Costs.......................................................................................16
   6.5    Board of Directors.....................................................................................16
   6.6    Sellers' Participation.................................................................................16
   6.7    Consents, Waivers, Etc.................................................................................16

                                        i

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
7.   Conditions to the Obligations of the Company................................................................17
   7.1    Accuracy of Representations and Warranties.............................................................17
   7.2    Performance............................................................................................17
   7.3    Approvals..............................................................................................17
   7.4    Stockholders' Agreement, Registration Rights Agreement and Subordination Agreement.....................17
   7.5    Sellers' Participation.................................................................................17
8.   Successors and Assigns......................................................................................17
9.   Survival of Representations and Warranties..................................................................17
10.     Costs, Expenses and Taxes................................................................................18
11.     Notices..................................................................................................18
12.     Brokers..................................................................................................19
13.     Entire Agreement.........................................................................................19
14.     Amendments and Waivers...................................................................................19
15.     Counterparts.............................................................................................19
16.     Captions.................................................................................................19
17.     Severability.............................................................................................19
18.     Waiver of Preemptive Rights..............................................................................19
19.     Governing Law............................................................................................20

SCHEDULES:

Schedule I         Schedule of Sellers

EXHIBITS:

Exhibit A          Form of Promissory Note
Exhibit B          Disclosure Schedule
Exhibit C          Opinion of Shipman & Goodwin LLP
Exhibit D          Amended and Restated Stockholders' Agreement
Exhibit E          Amended and Restated Registration Rights Agreement
Exhibit F          Subordination Agreement

                                       ii

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                         SERIES A CONVERTIBLE PREFERRED
                           STOCK REPURCHASE AGREEMENT

        This Series A Convertible Preferred Stock Repurchase Agreement (the "Agreement") dated as of March 24, 2003 is between Occupational Health + Rehabilitation Inc, a Delaware corporation (the "Company"), and the several holders of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred") named in the attached Schedule I (each individually, a "Seller" and collectively, the "Sellers").

        In consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

        1.      Authorization; Purchase of Series A Preferred.

                1.1     Authorization.

                        (a) Common Stock. The Company has duly authorized the issuance of up to 1,608,247 shares of its previously authorized but unissued shares of Common Stock, par value $.001 per share (the "Repurchase Stock") to the Sellers.

                        (b) The Notes. The Company has duly authorized the issuance of the Company's Promissory Notes in the original aggregate principal amount of up to $2,699,740.35 (collectively, the "Notes" and individually, a "Note") to the Sellers. Each Note will be substantially in the form set forth in Exhibit A hereto.

                1.2 Repurchase of Series A Preferred at the Closing. Upon the terms and subject to the conditions hereof, at the Closing each Seller agrees, severally but not jointly, to sell to the Company all of its shares of Series A Preferred as set forth opposite such Seller's name on the attached
Schedule I under the heading "Series A Preferred Shares", and the Company agrees to repurchase all such shares of Series A Preferred. The aggregate purchase price of the Series A Preferred being repurchased by the Company from each Seller at the Closing is set forth opposite such Seller's name on the attached
Schedule I and includes: (i) that number of shares of Repurchase Stock set forth opposite such Seller's name on the attached Schedule I under the heading "Shares of Repurchase Stock"; (ii) a Note in the principal amount set forth opposite such Seller's name on the attached Schedule I under the heading "Notes"; and
(iii) the dollar amount set forth opposite such Seller's name on the attached
Schedule I under the heading "Cash".

        2.      Closing; Delivery.

                2.1 The Closing. The closing of the repurchase of the Series A Preferred pursuant to this Agreement shall take place by mail and/or facsimile at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 on March 24, 2003, or at such other time, date, and place as are mutually agreeable to the Company and the Sellers (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date."

                2.2 Delivery. At the Closing, upon the terms and subject to the conditions hereof, each Seller shall deliver to the Company the certificates evidencing the shares of Series A Preferred to be sold by each Seller at the Closing accompanied by executed stock powers and, in payment therefor, the Company shall deliver to each Seller the certificates evidencing the number of shares of Repurchase Stock to be issued to such Seller at the Closing or issue on the Closing Date irrevocable instructions to the Company's transfer agent to deliver such stock certificates as soon as practicable after the Closing, a Note evidencing the aggregate principal amount set forth opposite the Seller's name on Schedule I under the heading "Notes," and the dollar amounts to be paid to such Seller at the Closing. The Company shall make payment of all dollar amounts to be paid at the Closing to each Seller by wire transfer in immediately available funds.

        3. Representations and Warranties of the Company. For purposes of this Section 3, unless otherwise specified, the term Company shall include the Company and each of its Subsidiaries. Except as disclosed in the Disclosure Schedule attached hereto as Exhibit B (the "Disclosure Schedule"), the Company hereby represents and warrants to the Sellers as follows:

                3.1     Organization and Corporate Power; No Violations.

                        (a) The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have either individually or in the aggregate, a material adverse effect on the business, operations, affairs or condition (financial or otherwise), assets, liabilities or contractual rights of the Company (a "Material Adverse Effect"). The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement, the Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), the Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), the Subordination Agreement (the "Subordination Agreement"), the Notes and the other agreements, documents and instruments contemplated hereby or executed in connection herewith (collectively with this Agreement, the "Transaction Documents"), and generally to carry out the transactions contemplated hereby or executed in connection herewith. The copies of the Restated Certificate of Incorporation and Certificate of Designations (collectively, the "Restated Charter") and By-laws of the Company, as amended to date, which have been furnished to the Sellers by the Company, are correct and complete at the date hereof.

                        (b) The Company is in compliance with the terms and provisions of this Agreement and of its Restated Charter and Bylaws, and with all mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject. The Company is in compliance with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution and delivery of this Agreement or the other Transaction Documents, or the issuance of the Repurchase Stock or Notes, nor the consummation of any transaction contemplated by this Agreement or the Transaction Documents, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

                        (c) Section 3.1(c) of the Disclosure Schedule contains a list of all subsidiaries of the Company and its equity interest therein. Except for such subsidiaries, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (C) any assets comprising the business or obligations of any other corporation, partnership, joint venture or other non-corporate business enterprise, or (ii) control, directly or indirectly, any other entity. Each of the Company's corporate subsidiaries and limited liability company subsidiaries is a corporation or limited liability company duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, as the case may be, and is duly licensed or qualified to transact business as a foreign corporation or limited liability company, as the case may be, and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Each of the subsidiaries referenced above has the corporate power or entity power, as the case may be, and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock or equity interests, as the case may be, of each of the subsidiaries are owned beneficially and of record by the Company, one of its other wholly-owned subsidiaries, or any combination of the Company and/or one or more of its other wholly-owned subsidiaries, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the subsidiaries is or may become obligated to issue any shares of its capital stock or equity interests, as the case may be, to any person other than the Company or one of the other subsidiaries.

                3.2 Authorization. The Transaction Documents are valid and binding obligations of the Company, enforceable in accordance with their respective terms. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate or other action of the Company. The issuance and delivery of the Repurchase Stock, the Notes and the cash in accordance with this Agreement has been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company. The Repurchase Stock, when issued and delivered against the shares of Series A Preferred therefor in accordance with the provisions of this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, is not subject to preemptive rights or other preferential rights in any present or future stockholders of the Company, will not be subject to any lien, and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound. The Notes, when issued and delivered against the shares of Series A Preferred therefor in accordance with the provisions of this Agreement, will be duly authorized and validly issued, and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required in connection with the execution, delivery and performance of the Transaction Documents, or the issuance and delivery of the Repurchase Stock and Notes in accordance with the terms of this Agreement or the consummation of any other transaction contemplated hereby or by the other Transaction Documents other than
(i) filings pursuant to federal and state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the issuance of the Repurchase Stock and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

                3.3 Capitalization. The authorized capital stock of the Company consists of (i) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which 1,666,667 shares have been designated Series A Preferred, and (ii) 10,000,000 shares of Common Stock. Immediately prior to the Closing, 1,479,864 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and 1,416,667 shares of Series A Preferred will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Restated Charter and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Disclosure Schedule, (i) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (ii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Restated Charter or as set forth in the attached Disclosure Schedule, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stockholders' Agreement, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws and no stockholder has a right of rescission with respect thereto.

                3.4 Contracts and Commitments. Except as set forth on the Disclosure Schedule or as filed as an exhibit to the Company's periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company (i) is not a party to any oral or written contract, obligation, instrument, corporate restriction or commitment which involves a potential commitment in excess of $150,000 or which is otherwise material and not entered into in the ordinary course of business, and
(ii) does not have any oral or written employment or consulting contracts; stock redemption or purchase agreements; registration rights agreements; non-competition agreements; financing agreements; licenses; contracts regarding intellectual property; agreements with officers, directors, employees or shareholders of the Company or persons or organizations related to or affiliated with any such persons (except for agreements between the Company and the Series A Preferred); leases; or agreements relating to product development.

                The Company and, to the Company's knowledge, each other party thereto have in all material respects performed all the actions required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its respective material obligations under each such lease, contract or other agreement, and the Company has no knowledge of any material breach or anticipated breach by the other party to any contract or commitment to which the Company is a party.

                3.5 Financial Statements. The Company has furnished to the Sellers the unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 2002 (the "Balance Sheet") and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the nine-months ended September 30, 2002, All such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied (except that such unaudited financial statements do not contain all of the required footnotes and interim statements do not contain year-end adjustments), or where different from generally accepted accounting principles, SEC requirements, and fairly present the consolidated financial position of the Company and its subsidiaries as of September 30, 2002 and December 31, 2001, respectively, and the consolidated results of operations, cash flows and stockholders' equity of the Company and its subsidiaries for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. Since the date of the Balance Sheet, (i) there has been no change in the business, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries (on a consolidated basis) from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries (on a consolidated basis) has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Company does not have any material liability, contingent or otherwise, not adequately reflected in or reserved against in the aforesaid financial statements or in the notes thereto.

                3.6 Events Subsequent to the Date of the Balance Sheet. Since the date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company,
(xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

                3.7 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, any of its respective properties or assets, or against an officer, employee or holder of more than 5% of the capital stock of the Company relating to the business of the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, an action which directly or indirectly challenges the validity of this Agreement, or any action taken or to be taken pursuant hereto or pursuant to any Transaction Document), (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), in each case, which would be required to be disclosed in the Company's periodic reports under the Exchange Act and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending, or threatened or contemplated against others. The Company has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. There is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business. The foregoing includes, without limitation, actions pending or, to the knowledge of the Company, threatened (or any basis therefor) involving the prior employment of any of the Company's officers or employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

                3.8 Loans and Advances. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

                3.9 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                3.10 Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in Section 3.5 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

                3.11 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Sellers set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and delivery of the Repurchase Stock, the issuance and delivery of the Notes, or for the performance by the Company of its obligations hereunder and under the other Transaction Documents other than (i) filings pursuant to federal and state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the issuance of the Repurchase Stock and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

                3.12    Certain Agreements of Officers.

                        (a) The Company is not a party to or obligated in connection with its business with respect to (i) any contracts with officers, agents, consultants or advisers or (ii) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement.

                        (b) To the knowledge of the Company, no officer of the Company is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Company's officers does not subject the Company or any Seller to any liability to third parties.

                        (c) To the knowledge of the Company, no officer of the Company has expressed any present intention of terminating his employment with the Company.

                3.13 No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its assets or properties, is pending or, to the knowledge of the Company, threatened. The Company has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

                3.14 ERISA. Each "Employee Benefit Plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each benefit arrangement including any plan, contract, arrangement or policy providing for severance benefits, insurance coverage, workers' compensation, disability benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits has been maintained in substantial compliance with its terms and with the applicable requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Each Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date. Neither the Company nor any entity that would be considered to be under common control with the Company under Section 414 of the Code maintains or has ever maintained or contributed to any "multiemployer plan" as defined in Section 3(37) of ERISA or any Employee Benefit Plan subject to Title IV of ERISA.

                3.15 Transactions with Affiliates. Except as contemplated hereby, there are no loans, leases, royalty agreements or other continuing transactions between the Company and (a) any officer, employee or director of the Company, or (b) any Person owning 5% or more of any class of capital stock of the Company, or (c) any member of the immediate family of such officer, employee, director or stockholder, or (d) any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder.

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

                3.16 Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Repurchase Stock and Notes. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell, solicit offers to buy, issue or deliver the Repurchase Stock or Notes, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and delivery of Repurchase Stock or Notes under the registration provisions of the Securities Act and applicable state securities laws.

                3.17 Registration Rights. Except for the rights granted to the Sellers pursuant to the Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

                3.18 Insurance. The Company has in full force and effect fire, general casualty, and liability insurance covering its properties and business, in such amounts, and against such losses and risks, as are generally maintained for comparable businesses and properties.

                3.19 Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

                3.20 Title to Assets. The Company has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and marketable title to all of its other assets and properties, free of any mortgages, pledges, charges, liens, security interests or other encumbrances of any kind. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

                3.21 Burdensome Restrictions. The Company is not obligated under any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects or in the future may reasonably be expected to materially adversely affect its financial condition, results of operations, assets, liabilities or business.

                3.22    Computer Programs.

                        (a) Set forth in the Disclosure Schedule is a list and brief description of the computer programs (other than off-the-shelf computer programs) owned, licensed or otherwise used by the Company that are material in the continued operation of its business as currently conducted or proposed to be conducted (such computer programs being referred to herein as the "Company Software"), identifying with respect to each such Computer Program whether it is owned, licensed or otherwise used by the Company. The Disclosure Schedule identifies all material agreements relating to the Company

        Software (the "Software Contracts") and further classifies each such Software Contract under one of the following categories: (A) license to use third party software; (B) development contract, work-for-hire agreement, or consulting agreement; (C) distributor, dealer or value added reseller agreement; (D) license or sublicense to a third party (including agreements with end-users); (E) maintenance, support or enhancement agreement; or (F) other.

                        (b) The computer programs included in the Company Software are (i) owned by the Company, (ii) currently in the public domain or otherwise available to the Company without the approval or consent of any third party, or (iii) licensed or otherwise used by the Company pursuant to the terms of valid, binding written agreements.

                        (c) The Company Software owned, designed or developed by the Company or any of its employees, consultants or agents conforms in all material respects to the technical specifications for the design, performance, operation, test, support and maintenance of the Software, and all other documentation relating to such technical specifications. No portion of the Company Software sold or licensed by the Company directly or indirectly to end users contained, on the date of shipment by the Company, no portion of the Company Software currently for sale or license directly or indirectly to end users contains, and, to the knowledge of the Company, no portion of any other Company Software contains any software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware or data; or to perform any other such actions.

                        (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any of the Company Software either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, whether in accordance with applicable federal and state law, domestic or foreign, or otherwise, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

                3.23 Intellectual Property Rights. The Company owns or possesses or otherwise has the legally enforceable perpetual right to use, and has the right to bring actions for infringement of, all intellectual property rights necessary or required for the conduct of its business as currently conducted or proposed to be conducted, including all intellectual property rights pertaining to the Company Software.

                3.24 Taxes. The Company has filed all tax returns, federal, state, county and local, domestic and foreign, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable to the extent required by generally accepted accounting principles. All material tax elections of any type which the Company has made as of the date hereof are set forth in the audited financial statements referred to in Section 3.5. No deficiency assessment with respect to the Company's federal, state, county or local taxes, domestic and foreign, is pending or, to the knowledge of the Company, threatened. No proposed adjustment of the Company's federal, state, county, local taxes, domestic and foreign, is pending or, to the knowledge of the Company, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, domestic or foreign, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to
Section 1362 of the Internal Revenue Code of 1986 (the "Code"), that the Company be taxed as an S corporation.

                3.25 Disclosure. Neither this Agreement (including any Schedule or Exhibit to this Agreement) nor the Transaction Documents or any other agreement, statement, document, certificate or other items prepared or supplied by the Company with respect to the transactions contemplated hereby or thereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Sellers and their counsel in writing and of which the Company is aware which could have a Material Adverse Effect.

                3.26 Additional Information. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the requirements of the Exchange Act as of their respective filing dates, and the information contained therein was true and correct in all material respects as of the date of such documents, and each of the following documents as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

                        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

                        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

                        (c) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "Commission") since the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 pursuant to the reporting requirements of the Exchange Act.

        4. Covenants. The Company, together with its subsidiaries, covenants and agrees with each of the Sellers that:

                (a) The affirmative vote of both of the directors designated by Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates L.P. pursuant to the terms of the Stockholders' Agreement shall be required to (i) amend or modify the terms of the Restated Charter; and (ii) issue any series of preferred stock, or other securities of the Company, which has preference or priority over the Common Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution, or winding up of the Company.

                (b) The membership of each committee of the Company's Board of Directors shall include one of the directors designated by Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates L.P.

                (c) The next annual meeting of the stockholders of the Company shall include a vote to approve an amendment to the Restated Charter to eliminate the terms of the Series A Preferred.

                (d) The Company shall maintain and cause each of its subsidiaries (if any) to maintain, their respective corporate or legal existence, rights and franchises in full force and effect.

                (e) The Company shall maintain and cause each of its subsidiaries (if any) to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

                (f) Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the other Transaction Documents or the Restated Charter.

                (g) Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

                (h) The Company shall promptly reimburse in full all directors of the Company who are not employees of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

                (i) The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter.

                (j) The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

                (k) The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                (l) The transactions contemplated by this Agreement are intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and the Company shall not take any action inconsistent with such treatment.

        5. Representations and Warranties of the Sellers. Each Seller, severally and not jointly, represents and warrants to the Company as follows:

                (a) Each Seller has good title to such Seller's shares of Series A Preferred, free and clear of all liens, security interests and adverse interests in favor of any person or entity.

                (b) (i) It will acquire the Repurchase Stock and the Note to be acquired by it for its own account and that the Repurchase Stock and the Note are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof; (ii) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the specific purpose of acquiring the Repurchase Stock or Note; (iii) it has taken no action which would give rise to any claim by any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby; (iv) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (v) without limiting the representations or warranties of the Company in Section 3 hereof, it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, and it has been furnished with copies of documents which it has requested, and (vi) it is making the decision to acquire the Repurchase Stock and the Note in the jurisdiction set forth in its address on Schedule I.

                (c) (i) It has full right, power, authority and capacity to enter into the Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of the Agreement and the other Transaction Documents, and (ii) upon the execution and delivery of the Agreement and the other Transaction Documents, the Agreement and the other Transaction Documents to which it is a party shall constitute a valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Seller herein may be legally unenforceable.

                (d) It understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC, all certificates evidencing any of the Repurchase Stock, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows, together with any legends that may be required under applicable state securities laws:

                        "The securities represented by this certificate
                have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred [for non U.S. persons add: in the United States or to U.S. persons] without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws."

        6. Conditions to the Obligations of the Sellers. The obligation of each Seller under this Agreement is subject to the fulfillment to the Seller's satisfaction, or the waiver by such Seller, of each of the conditions set forth in this Section 6 on or before the Closing Date.

                6.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Company set forth in Section 3 hereof shall be true and correct on the date of the Closing.

                6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with by the Company.

                6.3 Documents; Corporate Approvals. The Sellers shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Sellers and their counsel:

                        (a) A copy of the Restated Charter, certified by the Secretary of State of the State of Delaware together with a certified copy of the Certificate of Designations, a copy of the resolutions of the Board of Directors evidencing the approval of this Agreement and the other Transaction Documents, the issuance of the Repurchase Stock and Notes and the other matters contemplated hereby and thereby, and a copy of the By-laws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct in every particular, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Repurchase Stock and the Notes.

                        (b) An opinion of Shipman & Goodwin LLP, counsel to the Company, in the form set forth in Exhibit C.

                        (c) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign the Transaction Documents, the certificates for the Repurchase Stock, the Notes and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Sellers may conclusively rely on such certificate until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                        (d) A certificate of the President of the Company stating that the representations and warranties of the Company contained in Section 3 hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct and that all conditions required to be performed prior to or at the Closing have been performed as of the Closing.

                        (e) The Stockholders' Agreement in the form set forth in Exhibit D shall have been duly executed and delivered by the parties named therein.

                        (f) The Registration Rights Agreement in the form set forth in Exhibit E shall have been duly executed and delivered by the parties named therein.

                        (g) Certificates of Good Standing for the Company from the Secretaries of State of Delaware, Massachusetts, Rhode Island, Vermont, Maine, New Jersey, New York, Pennsylvania and all other jurisdictions in which the Company is qualified to do business as a foreign corporation.

                        (h) The Sellers, the Company and DVI Business Credit Corporation shall have duly executed and delivered a Subordination Agreement in the form set forth in Exhibit F.

                        (i) The Company shall have duly executed and delivered a Note to each Seller in the form set forth in Exhibit A.

                6.4 Payment of Costs. The Company shall have paid for the costs, expenses, taxes and filing fees as required in Section 10.

                6.5 Board of Directors. The Board of Directors of the Company following the Closing shall consist of seven (7) members, of which the members shall be: John C. Garbarino,

Angus M. Duthie, Kevin J. Dougherty, Steven W. Garfinkle, Frank H. Leone, Donald
W. Hughes and Edward L. Cahill. Each committee of the Board of Directors shall include either Donald W. Hughes or Edward L. Cahill as one of its members.

                6.6     Sellers' Participation. All Sellers specified on
Schedule I hereto shall participate in the transactions contemplated hereby.

                6.7 Consents, Waivers, Etc. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Repurchase Stock and the Notes and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Repurchase Stock and the Notes and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Sellers any other information or copies of documents that they may reasonably request.

        7. Conditions to the Obligations of the Company. The obligation of the Company under this Agreement is subject to the fulfillment to the Company's satisfaction, or the waiver in writing by the Company, of each of the conditions set forth in this Section 7 on or before each Closing Date.

                7.1 Accuracy of Representations and Warranties. Each of the representations and warranties of the Sellers set forth in Section 4 hereof shall be true and correct on the date of the Closing.

                7.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Sellers at or prior to the Closing shall have been performed or complied with by the Sellers.

                7.3 Approvals. The Company shall have received prior to or at Closing from each Seller a certificate of an authorized person of such Seller stating that the representations and warranties of such Seller contained in
Section 4 hereof and otherwise made by such Seller in writing in connection with the transactions contemplated hereby are true and correct and that all conditions required to be performed prior to or at the Closing have been performed as of the Closing.

                7.4 Stockholders' Agreement, Registration Rights Agreement and Subordination Agreement. The Stockholders' Agreement, Registration Rights Agreement and Subordination Agreement shall have been duly executed and delivered by the Sellers.

                7.5     Sellers' Participation. All Sellers specified on
Schedule I hereto shall participate in the transactions contemplated hereby.

        8. Successors and Assigns. The provisions of this Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

        9. Survival of Representations and Warranties. All representations and warranties shall survive and remain in full force and effect after the Closing with respect to the Company.

        10. Costs, Expenses and Taxes. The Company agrees to pay in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents and the issuance of the Repurchase Stock and the Notes, the reasonable fees and out-of-pocket expenses collectively of Testa, Hurwitz & Thibeault, LLP, special counsel for the Sellers. In addition, the Company shall pay any and all stamp and similar transfer taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the Transaction Documents, the issuance of the Repurchase Stock and the Notes and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Sellers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

        11. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing (including facsimile communication) and shall be delivered by hand, by telecopier, by express overnight courier service or mailed by first class mail, postage prepaid, and shall be given, if to Company, to:

                        175 Derby Street, Suite 36
                        Hingham, MA 02043
                        Attention: President             Fax:  (781) 741-5499

                with a copy to:

                        Donna L. Brooks, Esq.
                        Shipman & Goodwin LLP
                        One American Row
                        Hartford, CT 06103               Fax:  (860) 251-5999

                if to any Seller, to:

                        To the applicable address and fax number set forth in Schedule I.

                with a copy to:

                        Barbara M. Johnson, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                        125 High Street
                        Boston, MA 02110                 Fax:  (617) 790-0144

or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

        Notices provided in accordance with this Section 11 shall be deemed delivered upon personal delivery, receipt by telecopy, or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

        12. Brokers. The Company and the Sellers (i) represent and warrant to the other that they have retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) shall indemnify and hold harmless the other from and against any and all claims, liabilities, or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

        13. Entire Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof, including the Series A Convertible Preferred Stock Purchase Agreement dated November 6, 1996, which will be of no further force or effect.

        14. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and holders of at least a majority of the outstanding Repurchase Stock. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall constitute an original signature hereto.

        16. Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

        17. Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

        18. Waiver of Preemptive Rights. The Sellers representing the holders of at least a majority in interest of the Series A Preferred hereby by waive any rights of first refusal pursuant to Article VI of the Series A Convertible Preferred Stock Purchase Agreement dated as of November 6, 1996, including any notice requirements related thereto, with respect to the issuance and sale of the Repurchase Stock.

        19. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of any United States federal court sitting in the State of Delaware (or, if such court shall not accept such jurisdiction, any state court sitting in Delaware) in any action, suit or proceeding brought against it by the other party under this Agreement.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Company and the Sellers have executed this Agreement as of the day and year first above written.

                           OCCUPATIONAL HEALTH +
                           REHABILITATION INC


                           By:  /s/ Keith G. Frey
                              --------------------------------------------------
                           Name:  Keith G. Frey
                           Title:  CFO


                           SELLERS:


                           CAHILL, WARNOCK STRATEGIC
                           PARTNERS FUND, L.P.


                           By: Cahill, Warnock Strategic Partners, L.P.

                           By:  /s/ Donald W. Hughes
                              --------------------------------------------------
                           Title:  General Partner

                           STRATEGIC ASSOCIATES, L.P.


                           By:  Cahill, Warnock Strategic Partners, L.P.

                           By:  /s/ Donald W. Hughes
                              --------------------------------------------------
                           Title:  General Partner

                           AXA U.S. GROWTH FUND LLC


                           By:  /s/ Thomas J. McKinley
                              --------------------------------------------------
                           Title:  Managing Member

                           PANTHEON GLOBAL PCC LIMITED


                           By:  /s/ Sarita Keen
                              --------------------------------------------------
                           Title:  Alternate Director

                           DOUBLE BLACK DIAMOND II, LLC


                           By:  /s/ Thomas J. McKinley
                              --------------------------------------------------
                           Title:  Managing Member

                           /s/ Thomas J. McKinley
                           -----------------------------------------------------
                           Vincent Worms, signed by Thomas J.
                           McKinley pursuant to a power of attorney

                           THE VENTURE CAPITAL FUND OF
                           NEW ENGLAND III, L.P.


                           By:  FH & Co. III, L.P., its General Partner

                           By:  /s/ Kevin J. Dougherty
                              --------------------------------------------------
                           Title:  General Partner

                           BANCBOSTON VENTURES, INC.


                           By:  /s/ John McCormick
                              --------------------------------------------------
                           Title:  Vice President

                           VENROCK ASSOCIATES
                           VENROCK ASSOCIATES II, L.P.


                           By:  /s/ Anthony B. Envin
                              --------------------------------------------------
                           Title:  General Partner

                           ASSET MANAGEMENT ASSOCIATES,
                           1989, L.P.


                           By:  AMC Partners 89, L.P., General Partner

                           By:  /s/ Craig Taylor
                              --------------------------------------------------
                           Title:  General Partner

                                               Series A                                                 Shares of
Name and                                       Preferred                                               Repurchase
Address of Sellers                              Shares               Cash               Notes            Stock
----------------------------------------       ---------        --------------     --------------      ----------
Cahill, Warnock Strategic Partners Fund,         679,042        $ 1,294,049.41     $ 1,294,049.41         770,871
 L.P.
 One South Street
 Suite 2150
 Baltimore, Maryland 21202
 Attn: Mr. Donald W. Hughes

     with copy to:
      Edward L. Cahill
      HLM Management
      222 Berkley Street
      Boston, MA 02116

Strategic Associates, L.P.                        37,625             71,701.91     $    71,701.91          42,713
 One South Street
 Suite 2150
 Baltimore, Maryland 21202
 Attn: Mr. Donald W. Hughes

     with copy to:
      Edward L. Cahill
      HLM Management
      222 Berkley Street
      Boston, MA 02116

AXA U.S. Growth Fund LLC                          86,667            165,161.18     $   165,161.18          98,387
 c/o Partech International
 50 California Street
 Suite 3200
 San Francisco, CA 94111
 Attn: Mr. Thomas G. McKinley

Pantheon Global PCC Limited                      173,334            330,322.37     $   330,322.37         196,775
 Pantheon Ventures, Inc.
 Transamerica Center
 600 Montgomery Street
 23rd Floor
 San Francisco, CA 94111
 Attn: Jay Pierrepont

Double Black Diamond II, LLC                      16,667        $    31,762.28     $    31,762.28          18,921
 c/o Partech International
 50 California Street
 Suite 3200
 San Francisco, CA 94111
 Attn: Mr. Thomas G. McKinley

                                               Series A                                                 Shares of
Name and                                       Preferred                                               Repurchase
Address of Sellers                              Shares               Cash               Notes            Stock
----------------------------------------       ---------        --------------     --------------      ----------
Vincent Worms                                      6,665        $    12,701.48     $    12,701.48           7,566
 50 California Street
 Suite 3200
 San Francisco, CA 94111

Asset Management Associates, 1989, L.P.           83,333        $   158,807.58     $   158,807.58          94,602
 Alloy Ventures
 480 Cowper Street, 2nd Floor
 Palo Alto, CA 94301
 Attn: Mr. Craig C. Taylor

Venrock Associates                                66,667        $   127,047.21     $   127,047.21          75,683
 Room 5508
 30 Rockefeller Plaza
 New York, New York 10112
 Attn: Mr. Anthony Evnin

Venrock Associates II, L.P.                      100,000        $   190,569.86     $   190,569.86         113,523
 Room 5508
 30 Rockefeller Plaza
 New York, New York 10112
 Attn: Mr. Anthony Evnin

The Venture Capital Fund of New England,          66,667        $   127,047.21     $   127,047.21          75,683
 III, L.P.
 30 Washington Street
 Wellesley Hills, MA 02481-1905
 Attn: Mr. Kevin J. Dougherty

BancBoston Ventures, Inc.                        100,000        $   190,569.86     $   190,569.86         113,523
 BancBoston Capital
 Mail Stop:  MA DE 10210A
 175 Federal Street, Apt. 10th Floor
 Boston, MA  02110
 Attn: Mr. John B. McCormick

         TOTAL                                 1,416,667        $ 2,699,740.35     $ 2,699,740.35       1,608,247